EXHIBIT 5.1


                          EHRENREICH EILENBERG & KRAUSE
                               11 East 44th Street
                            New York, New York 10017


                                                                February 4, 2002

Stratabase
34595  3rd  Avenue
Abbotsford,  B.C.  V2S  8B7

   Re: Registration Statement on Form S-8 Relating to 1,750,000 Shares of Common Stock, par value $.001 per share, of Stratabase issuable under its 2002 Stock Option Plan
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Gentlemen:

     We are counsel to Stratabase, a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 1,750,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable upon the exercise of options granted, as well as stock options to be granted, pursuant to the Company's 2002 Stock Option Plan (the "Plan").

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Restated Articles of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the accuracy and completeness of all public records reviewed. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of any options duly granted pursuant to the terms of the Plan have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plan and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

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     We  hereby  consent  to  the  filing  of  this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.


                                   Very  truly  yours,

                                   /s/  David  Lubin
                                   David  Lubin